Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-284845 and 333-291407

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 10, 2025.

Preliminary Prospectus Supplement

(To Prospectus dated March 26, 2025)

Shares of Common Stock

Warrants to Purchase up to Shares of Common Stock

Shares of Common Stock as
Consideration for Services

We are offering shares of our common stock, par value $0.0001 per share, at a price of $ per share, with accompanying warrants (the “warrants”) to purchase up to shares of the common stock, to institutional investors in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus (the “Registered Direct Offering”). The shares of common stock and warrants offered in the Registered Direct Offering are immediately separable and will be issued separately, but must be purchased together. Each warrant will have a per share exercise price of $ . The warrants will be exercisable immediately and will expire on the second anniversary of the original issuance date. The warrants will be initially exercisable solely on a cashless basis but may become exercisable against payment of the exercise price if the conditions described herein are met.

This prospectus supplement also relates to the issuance of shares of common stock at a price of $ per share of common stock (the “Palantir Placement”) as consideration for license fees and related professional services rendered by Palantir Technologies Inc. (“Palantir”) pursuant to the Company’s existing software license agreement with Palantir (as amended from time to time, the “License Agreement”). We expect to deliver up to 900,000 additional shares of common stock to Palantir as consideration for license fees and related professional services pursuant to the License Agreement on an unregistered basis on November 12, 2025, representing a total payment in shares (together with the Palantir Placement) of approximately $6,000,000.

Our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “SRFM.” On November 7, 2025, the last reported sale price for our common stock on NYSE was $3.32 per share. We do not intend to apply for listing of the warrants on any securities exchange or other trading system. There is no established public trading market for the warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited.

Concurrently with these offerings, we are offering (i) shares of common stock and accompanying private placement warrants (the “private placement warrants”) to purchase up to shares of common stock to an institutional investor (the “Private Placement Investor”) and (ii) senior secured convertible notes due 2028 (the “Notes”) in the aggregate principal amount of $74.0 million to an institutional investor (the “Notes Investor”) that is participating in the Registered Direct Offering (together, the “Concurrent Offerings”), each in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The private placement warrants will have terms substantially identical to the warrants that are offered in the Registered Direct Offering (other than as regards to transfer restrictions related to the private placement and that the private placement warrants will be exercisable for cash from the time of issuance). The completion of each of the Registered Direct Offering and the Concurrent Offerings is contingent on the completion of the others. Neither the completion of the Registered Direct Offering nor the Concurrent Offerings is contingent on the completion of the Palantir Placement and the completion of the Palantir Placement is not contingent on the completion of either the Registered Direct Offering or the Concurrent Offerings. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offerings. See “The Concurrent Offerings” for a summary of the terms of the Notes and a further description of the Concurrent Offerings.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See "Prospectus Supplement Summary – Our Corporate Information."

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 7 of the accompanying prospectus, as well as the section captioned “Risk Factors” in our most recently filed Annual Report on Form 10-K and any subsequent periodic or current report we file with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement.

	Per Share and Accompanying Warrant	Total
Offering price	$	$

Neither the SEC nor any state or foreign securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock and the accompanying warrants is expected to be made on or about November , 2025, subject to the satisfaction of customary closing conditions.

The date of this prospectus supplement is November , 2025

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of these offerings. The second part, the accompanying prospectus, gives more general information, some of which may not apply to these offerings. In the event that the description of these offerings varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus together.

We have not authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to these offerings and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information in our filings with the SEC, incorporated by reference herein, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement and page 7 of the accompanying prospectus and those identified in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. In this prospectus supplement, unless the context otherwise requires, references to the “Company,” “we,” “us,” “our,” or “Surf Air Mobility Inc.” refer to Surf Mobility Inc. and its consolidated subsidiaries.

Overview

We are a regional air mobility platform that aims to sustainably connect communities. We intend to accelerate the adoption of green flying by developing, together with our commercial partners, fully-electric and hybrid-electric powertrain technology to upgrade existing fleets, and by creating a financing and services infrastructure to enable this transition on an industry-wide level. We believe bringing electrified aircraft to market at scale will substantially reduce the cost and environmental impact of regional flying, and that such reductions are achievable by the end of the decade. Additionally, we believe operating as a publicly traded company and having efficient access to growth capital will allow us to accelerate the implementation of our strategic plan.

Our Corporate Information

We were originally founded in 2011 and incorporated in 2021 in Delaware. Our principal executive offices are located at 12111 S. Crenshaw Blvd., Hawthorne, CA 90250, and our telephone number is (424) 332-5480. Our website address is www.surfair.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

We currently qualify as an “emerging growth company” under the JOBS Act. Accordingly, we have elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. Our utilization of these transition periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the transition periods afforded under the JOBS Act.

Concurrent Offerings

Concurrently with these offerings, we are offering (i) shares of common stock and accompanying private placement warrants to purchase up to shares of common stock to the Private Placement Investors and (ii) the Notes in the aggregate principal amount of $74.0 million to the Notes Investor, each in an offering exempt from registration under the Securities Act.

The shares and private placement warrants being sold in the concurrent offerings are being sold at the same price as the shares and warrants being sold in the Registered Direct Offering. The private placement warrants will have terms substantially identical to the warrants that are offered in the Registered Direct Offering (other than as regards transfer restrictions related to the private placement and that the private placement warrants will be exercisable for cash from the time of issuance).

The Notes are being sold at 87.8% of their principal amount and we will receive $65 million of proceeds before expenses for the Notes. The Notes will not accrue interest except in the event of an event of default. The Notes will accrue interest at a rate of 15% per annum upon any event of default.

In connection with the offering of the Notes and the refinancing of existing liabilities of the Company, the Company is required to cause the issuance and delivery of an irrevocable standby letter of credit in an amount equal to

$30,000,000 to backstop the Notes (the “Letter of Credit”). The Notes contain certain representations and warranties, covenants and events of default. Upon the occurrence of certain events of default, the holders of the Notes would have the right to draw upon the letter of credit.

On the closing date for the Registered Direct Offering and the Concurrent Offerings, the Company expects to enter into an amendment to the Company’s existing reimbursement agreement, dated November 14, 2024 (as amended, the “Reimbursement Agreement”), among the Company, the subsidiaries of the Company party thereto and Park Lane Investments LLC (“Park Lane”), a related party, to add the Letter of Credit to the scope of the Reimbursement Agreement. As consideration for Park Lane's commitment to provide credit support for the Letter of Credit over a three year period, the Company will issue 2,025,000 shares of the Company's common stock to Park Lane.

Recent Developments

Essential Air Service Program and Federal Funding Developments

The Company has multi-year contracts with the United States Department of Transportation’s (“DOT”) to operate Essential Air Service (“EAS”) routes, which helps small communities in the United States maintain a minimum level of scheduled air services. During October 2025, the U.S. Department of Transportation (“DOT”) issued public notices regarding a potential lapse in appropriated funding for the Essential Air Service (“EAS”) program as a result of the federal government shutdown, followed by amended notices extending temporary funding authority through November 18, 2025.

There can be no assurance that funding will continue without interruption after November 18, 2025 or that appropriations will be made on a timely basis. While the DOT has historically restored and funded EAS obligations retroactively following prior government shutdowns, no commitment to do so has been made in connection with this shutdown and there can be no assurance that Congress will authorize retroactive reimbursement for service provided during a lapse. The Company and its operating subsidiaries have provided, and intend to continue to provide full scheduled EAS service during the current funding uncertainty. The Company will continue to evaluate operations in coordination with the DOT as circumstances evolve.

Interruptions, reductions, or delays in federal appropriations for the EAS program—or changes in related legislation, regulations, or administrative practices—could affect the timing and amount of subsidy payments and increase the Company’s working capital requirements to the extent it elects to continue operating EAS routes during a funding lapse. The Company monitors these developments closely and will continue to assess their potential impact on liquidity, operating results, and overall business strategy.

Aircraft Leases

As of September 30, 2025, the Company continued to lease four aircraft from Park Lane, for a monthly lease payment of $25 thousand per aircraft. The leases for the four planes have been extended on a month to month basis beginning January 31, 2025.

In October 2025, the parties amended each of the four leases to waive certain return conditions under the leases in consideration of the Company’s issuance of an aggregate of 1,200,000 shares (300,000 shares per aircraft) of common stock to Park Lane and terminated the respective aircraft leases thereto.

THE OFFERINGS

Common stock offered by us in the Registered Direct Offering:	shares of common stock.

Warrants offered by us in the Registered Direct Offering:

The purchasers of the common stock in the Registered Direct Offering will also receive accompanying warrants to purchase up to 100% of the number of shares of the common stock purchased by such investors in the Registered Direct Offering. The exercise price of each warrant is $ per share. The warrants are exercisable immediately and will expire on the second anniversary of the original issuance date. The warrants will be initially exercisable solely on a cashless basis but may become exercisable against payment of the exercise price if the conditions described herein are met.

Offering price in the Registered Direct Offering:	$ per share of common stock and accompanying warrant.

Palantir Placement:

      shares of common stock at a price of $ per share of common stock as consideration for license fees and related professional services rendered by Palantir pursuant to the License Agreement. We expect to deliver up to 900,000 additional shares of common stock to Palantir as consideration for license fees and related professional services pursuant to the License Agreement on an unregistered basis on November 12, 2025, representing a total payment in shares (together with the Palantir Placement) of approximately $6,000,000.

Common stock to be outstanding after the Registered Direct Offering, the Palantir Placement and the Concurrent Offerings:

        shares, without giving effect to the exercise of any portion of the warrants or the private placement warrants or conversion of the Notes.

This is based on 52,266,051 shares of common stock outstanding as of November 7, 2025, and excludes:

•
2,392,914 shares of common stock issuable upon exercise of stock options outstanding as of November 7, 2025, pursuant to the Surf Air Global Limited 2016 Equity Incentive Plan (the “2016 Plan”) and the Surf Air Mobility Inc. 2023 Equity Incentive Plan (the “2023 Plan”), with a weighted average exercise price of $8.25 per share;
•
2,373,247 shares of common stock underlying restricted stock units and performance-based restricted stock units outstanding as of November 7, 2025, pursuant to the 2016 Plan and the 2023 Plan, with a weighted average grant date fair value of $2.80 per share;
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747 shares of common stock issuable upon exercise of preferred share warrants outstanding as of November 7, 2025, with a weighted average exercise price of $267.61;
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114,285 shares of common stock reserved for issuance under the 2023 Plan and the Surf Air Mobility Inc. Employee Stock Purchase Plan; and
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shares of common stock issuable upon exercise of the warrants and the private placement warrants and shares of common stock issuable upon the conversion of the Notes offered in the Concurrent Offerings.

Use of proceeds:

We intend to use the net proceeds from the Registered Direct Offering and the common stock and private placement warrants sold in the Concurrent Offerings for the funding of separately capitalized subsidiaries. We intend to use the net proceeds from the Concurrent Offerings to repay certain outstanding indebtedness as further described in the section entitled “Use of Proceeds.”

Risk factors:

You should read the “Risk Factors” section of this prospectus supplement and of the accompanying prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in our securities.

NYSE symbol:	Our common stock is listed on NYSE under the symbol “SRFM.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety. If any of the risks incorporated by reference herein or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to these Offerings

The offering price was set by our board of directors (the “Board”) and does not necessarily indicate the actual or market value of our common stock.

Our Board approved the offering price and other terms of these offerings after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

Because the effective offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock following these offerings, new investors will experience immediate and substantial dilution.

The effective offering price of our common stock is substantially higher than the net tangible book value per share of our common stock immediately following these offerings based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock you will experience immediate and substantial dilution. See the section of this prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in these offerings.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from the Registered Direct Offering and the common stock and private placement warrants sold in the Concurrent Offerings for the funding of separately capitalized subsidiaries. We intend to use the net proceeds from the Concurrent Offerings to repay certain outstanding indebtedness. We have not allocated specific amounts of the net proceeds from this Offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this Offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds”.

There is no public market for the warrants being offered in the Registered Direct Offering.

There is no established public trading market for the warrants being offered in the Registered Direct Offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the warrants will be limited.

Holders of warrants purchased in the Registered Direct Offering will have no rights as common stockholders until such holders exercise such warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of such warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Substantial future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

Concurrently with these offerings, we are offering shares of common stock and accompanying warrants to purchase up to shares of common stock to the Private Placement Investors and the Notes in the aggregate principal amount of $74.0 million to the Notes Investor, each in an offering exempt from registration under the Securities Act. In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital.

Future issuances of our common stock or our other equity securities could further depress the market for our common stock. We expect to continue incurring costs associated with research and development with respect to our software and electrification initiatives, and general and administrative costs associated with our operations, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing common stock.

You may experience further dilution if we issue additional equity securities in future transactions, including in any raising of additional capital or restructuring of our indebtedness.

We are selling shares of common stock and accompanying private placement warrants to purchase up to shares of common stock to the Private Placement Investors in the Concurrent Offerings, and the Notes to be issued in the Concurrent Offerings are initially convertible into shares of common stock. In addition, to raise additional capital or to restructure our indebtedness or otherwise, we may in the future issue additional shares of our common stock or other securities convertible into or exchangeable or exercisable for our common stock at prices that may not be the same as the price per share in these offerings. We may issue shares or other securities in any other transaction at a price per share that is less than the price per share paid by investors in these offerings, and investors acquiring shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we issue additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in these offerings. Further, the exercise of outstanding stock options and warrants or other securities convertible into or exercisable for shares of our common stock may result in further dilution of your investment.

Risks Arising from the Concurrent Offerings

Exercise of the private placement warrants or conversion of the Notes will dilute the ownership interest of our existing stockholders or may otherwise depress the price of our common stock.

The exercise of some or all of the private placement warrants and the conversion of some or all of the Notes will dilute the ownership interests of existing stockholders. Any sales in the public market of our common stock issuable upon such exercise or conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the private placement warrants or the Notes may encourage sales of our common stock by investors who view the private placement warrants or the Notes as a more attractive means of equity participation in us and/or short selling of our common stock pursuant to hedging or arbitrage activity that we expect many investors in the private placement warrants or the Notes to employ. In addition, anticipated exercise of the private placement warrants or conversion of the Notes into shares of our common stock could depress the price of our common stock.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the Notes.

We will incur $74.0 million principal amount of additional indebtedness as a result of the Concurrent Offerings, if consummated. On November 7, 2025, we had consolidated indebtedness of $96.9 million; after giving pro forma effect to these offerings and the Concurrent Offerings, including application of the proceeds as described herein, as if they had occurred on November 7, 2025, we would have had consolidated indebtedness of $119.1 million and our consolidated net debt load would have decreased by 37.3%, from $139.1 million on December 31, 2024, to $87.2 million.

We may also incur additional indebtedness (including financial liabilities) to meet future financing needs. Our indebtedness could have significant negative consequences for our stockholders and our business, results of operations and financial condition by, among other things:

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increasing our vulnerability to adverse economic and industry conditions;
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limiting our ability to obtain additional financing on acceptable terms or at all;
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requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;
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limiting our flexibility to plan for, or react to, changes in our business;
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diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and
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placing us at a possible competitive disadvantage with competitors that are less leveraged than we or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the Notes, and our cash needs may increase in the future. In addition, any future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under any then-existing indebtedness. If we fail to comply with these covenants or to make payments under any then-existing indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and any then-existing other indebtedness becoming immediately payable in full.

Compliance with, and any failure to maintain compliance with, covenants under the Notes could harm our business, financial condition, and results of operations.

Pursuant to the terms of the Notes, we are subject to various covenants, including negative covenants that restrict our ability to engage in certain transactions, which may limit our ability to respond to changing business and economic conditions. Such negative covenants include, among other things, limitations on our ability and the ability of our subsidiaries to:

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incur indebtedness;
•
create liens;
•
make investments;
•
declare or pay cash dividends or repurchase equity
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transfer or sell material assets; and
•
issuing additional notes or securities in certain circumstances.

See “The Concurrent Offerings–The Notes” for further information on the covenants under the Notes.

In addition, we are subject to negative covenants under the Reimbursement Agreement, that include, among other things, limitations on our ability and the ability of our subsidiaries to:

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incur liens;

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incur debt;
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merge, consolidate or transfer all or substantially all of our assets;
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change the nature of our business;
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pay dividends or other distributions on, redeem or repurchase capital stock
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prepay, redeem, or purchase certain subordinated indebtedness
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sell assets; and
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make investments (including acquisitions) or certain expenditures.

If we are not in compliance with certain of these covenants, the amounts outstanding under the Notes and/or outstanding obligations under the Reimbursement Agreement may become immediately due and payable. This immediate payment may negatively impact our financial condition.

We and our subsidiaries may incur substantially more debt or take other actions which would intensify the risks discussed above.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, including the Notes and our other secured debt or other secured obligations. We will not be restricted under the terms of the indenture governing the Notes offered in the Concurrent Offerings from incurring additional debt, securing then-existing or future debt or recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes offered in the Concurrent Offerings that could have the effect of diminishing our ability to make payments on our indebtedness when due if we obtain the consent of the holder of the Notes.

Provisions in the Notes offered in the Concurrent Offerings may deter or prevent a business combination that may be favorable to you.

If a fundamental change occurs prior to the maturity date, holders of the Notes offered in the Concurrent Offerings will have the right, at their option, to require us to repurchase all or a portion of their notes, which could include a premium over the principal amount then outstanding under certain circumstances, making it costlier for a potential acquirer to engage in such takeover. See “The Concurrent Offerings–The Notes” for further information on the terms of the fundamental change repurchase right. These and other provisions in the Notes could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

Additional Risks Related to Our Business

Continued access to Essential Air Service revenue is of critical importance to us and interruptions or reductions in EAS funding could adversely affect our business.

Southern Airways Corporation (“Southern”) has historically received EAS subsidies as compensation for providing essential air service to numerous small communities. Over the last decade, overall funding of the EAS program by the U.S. government has increased from $193 million in 2012 to $466.4 million in 2022, which includes an increase in Congressional appropriation from $143 million in 2012 to $350 million in 2022. For the year ended December 31, 2024, EAS revenue was $49.5 million, or approximately 41% of the Company’s total revenue. The total amount of EAS revenue ultimately received by us will be determined by, among other things, the number of subsidized flights flown by Southern, overall funding levels of the EAS program by the U.S. Congress (which could be reduced) and competitive bids for EAS revenue awards by other carriers (which could cause us to lose EAS revenue to competitors). The EAS program was initially intended to last ten years from 1978 but has been modified and extended in the years since. The EAS program may continue to be modified or changed or may be canceled in the future, or we may be unable to continue to participate successfully in the EAS program. Any such developments could materially adversely affect our business. EAS revenue awards generally have a term of two years, during which time, a carrier is paid a subsidy amount in accordance with the maximum allowances stipulated in the EAS revenue award and is paid monthly in arrears on a per-flight-completed basis. The DOT has the right to terminate a route for breach of contract or in exceptional circumstances. The DOT, which administers the EAS program, has the right to cancel EAS revenue rewards if it deems that the communities served by such arrangements are no longer eligible.

In October 2025, the DOT issued public notices regarding the potential lapse in appropriated funding for the EAS program due to a government shutdown. Although the DOT subsequently secured temporary budgetary resources to continue payments for a limited period, similar lapses or delays in future appropriations—or the absence of retroactive reimbursement authority—could result in temporary interruptions or delays in subsidy payments, during which time participating carriers would be required to decide whether to continue operating subsidized routes at their own expense.

There can be no assurance that current EAS legislation will remain unchanged, or that Congress will continue to provide funding for the EAS program at any particular level, that appropriations will be made on a timely basis, or that funding will be made retroactively available for service performed during any lapse. A reduction of EAS revenue, a loss of EAS revenue awards (whether due to termination, non-renewal, delayed appropriations or a change to or termination of the EAS program could have a material adverse effect on our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement may be forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate”, “plan”, “project”, “forecast”, “intend”, “will”, “expect”, “anticipate”, “believe”, “seek”, “target”, “designed to” or other similar expressions that predict or indicate future events or trends, although the absence of these words does not mean that a statement is not forward-looking. We caution readers of this prospectus supplement that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to our customers of our products and services and the dependence on third-party partnerships in the development of fully-electric and hybrid-electric powertrains, the potential success of our marketing and expansion strategies and our ability to continue as a going concern. These statements are based on various assumptions, whether or not identified in this prospectus supplement, and on the current expectations of our management and are not predictions of actual results and outcomes. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

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our future ability to pay contractual obligations and liquidity, which will depend on operating performance, cash flow and ability to secure adequate financing;
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our ability to meet the requirements of the Notes or our other debt obligations;
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our limited operating history and the powertrain technology we plan to develop does not yet exist and remains subject to approval by regulators;
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the impact of changes in the U.S. or foreign trade policies, including the imposition of tariffs and other protectionist trade measures, and other factors beyond our control;
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our ability to maintain and strengthen our brand and our reputation as a regional airline;
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any accidents or incidents involving aircraft including those involving fully-electric or hybrid-electric aircraft;
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our ability to accurately forecast demand for products and manage product inventory in an effective and efficient manner;
•
the dependence on third-party partners and suppliers for the components and collaboration in our development of fully-electric and hybrid-electric powertrains, software technology platforms, and other products and services, and any interruptions, disagreements or delays with those partners and suppliers;
•
our ability to execute business objectives and growth strategies successfully or sustain our growth;
•
risks from the integration of business acquisitions that could adversely affect our business, divert the attention of management, and dilute shareholder value;
•
increased costs as a result of operating as a public company, and the requirement that management devote substantial time to comply with our public company responsibilities and corporate governance practices;
•
the ability of our customers and potential customers to pay for our services;
•
our ability to obtain additional financing or access the capital markets to fund our ongoing operations on acceptable terms and conditions;
•
whether EAS funding will continue without interruption after November 18, 2025 or appropriations will be made on a timely basis and also whether the DOT will restore and fund EAS obligations retroactively;
•
the outcome of any legal proceedings that might be instituted against us; and
•
our ability to comply with applicable laws, government regulations and rules and standards of the NYSE as well as with changes in applicable laws or regulations, and the impact of the regulatory environment.

In addition, statements that “we believe” and similar statements in this prospectus supplement or incorporated by reference herein reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement and the date of any document incorporated by reference. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All forward-looking statements included herein attributable to us or any person acting on any party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our common stock and warrants. The following description of our common stock and warrants summarizes the material terms and provisions thereof, including the material terms of the common stock and warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

See “Description of Securities” on page 21 of the accompanying prospectus for a description of the material terms of our common stock.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which will be filed as an exhibit to our Current Report on Form 8-K related to these offerings. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price. Each warrant offered hereby has an initial exercise price per share equal to $ . The warrants are immediately exercisable and may be exercised at any time until the warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants will be issued in registered certificated form only.

Exercisability. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after giving effect to the issuance of the warrant shares issuable upon exercise of the warrant (the “Beneficial Ownership Limitation”). Payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below) is due the day following exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay cash or round up to the next whole share.

Forced Exercise. Subject to the satisfaction of equity conditions specified in the warrants and the Beneficial Ownership Limitation, we will be permitted to cause the exercise of the warrants at any time if the last closing sale price for our common stock is at or above 150% of the exercise price on each of the 20 consecutive trading days beginning after the original issuance date of the warrants and ending on the date upon which the forced exercise notice is delivered to the holder. We may not deliver more than one notice, whether a forced exercise notice with respect to a forced exercise, or a forced conversion notice with respect to the Notes, in any rolling ten day trading period.

Cashless Exercise. The warrants will be initially exercisable solely on a cashless basis but may become exercisable against payment of the exercise price if we subsequently file, and cause to become effective, a registration statement registering such exercise and notify the holder.

If at the time of exercise of any warrant there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the shares of the common stock to be issued upon exercise of the warrants, then instead of payment of the exercise price in immediately available funds, the holder may exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of the common stock determined according to the formula set forth in the warrants.

Transferability. Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, the holders of the warrants have the right to require us or a successor entity to redeem the warrant in the amount calculated under the terms of the warrant (intended to represent the Black Scholes value of the unexercised portion of the warrant on the date of the consummation of the fundamental transaction).

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our common stock and accompanying warrants in the Registered Direct Offering will be approximately $ , after deducting estimated offering expenses payable by us and excluding any proceeds we may receive upon the cash exercise of the warrants. We estimate that the net proceeds to us from the offering of the Notes will be approximately $58.8 million and net proceeds to us from the offering of the common stock and private placement warrants sold in the Concurrent Offering will be approximately $ , each after deducting our estimated offering expenses. We estimate that the offering expenses payable by us in these offerings and the Concurrent Offerings will be approximately $6.2 million.

We intend to use the net proceeds from the Registered Direct Offering and the common stock and private placement warrants sold in the Concurrent Offerings for the funding of separately capitalized subsidiaries.

We additionally intend to use (i) approximately $50.6 million of the net proceeds from the Concurrent Offering as related to the Notes to repay outstanding indebtedness under our 4-year credit agreement with certain affiliates of Comvest Partners, as lenders, dated November 14, 2024 (the “Credit Agreement”), (ii) approximately $8.0 million of the net proceeds from the Concurrent Offerings to repay indebtedness under the convertible note issued under our convertible note purchase agreement with Partners for Growth V.L.P., dated June 21, 2023 (the “PFG Note”) and (iii) approximately $0.5 million of the net proceeds from the Concurrent Offerings to repay outstanding indebtedness under the mandatory convertible security issued under our mandatory convertible security purchase agreement with GEM Global Yield LLC SCS, dated March 1, 2024 (the “GEM MCS”). As of November 10, 2025, we had approximately $47.7 million of indebtedness outstanding under the Credit Agreement. The loans under the Credit Agreement accrue interest at a rate of (x) Term SOFR (subject to a 1.00% floor) plus (y) 5.00%, and are subject to a prepayment premium for 18 months after the initial funding date. As of November 7, 2025, we had approximately $8.0 million of indebtedness outstanding under the PFG Note. The PFG Note bears interest at the greater of (x) SOFR (subject to a 1.00% floor) plus 5.00% and (y) 9.75% and matures on December 31, 2028. As of November 7, 2025, we had approximately $8.3 million of indebtedness outstanding under the GEM MCS. The GEM MCS does not bear interest and matures on August 7, 2029.

We will not receive any cash proceeds from the Palantir Placement.

DILUTION

If you invest in our securities in these offerings, your ownership interest will be diluted to the extent of the difference between the effective offering price per share of our common stock and the as-adjusted net tangible book value per share of our common stock immediately after these offerings, assuming no value is attributed to the warrants.

Our historical net tangible book value as of June 30, 2025 was approximately $(137.6) million, or $(3.75) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2025.

After giving effect to the issuance and sale in the Registered Direct Offering of shares of our common stock and accompanying warrants, and the issuance and sale of shares of our common stock in the Palantir Placement and after deducting estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2025 would have been $ million, or approximately $ per share of our common stock (assuming no exercise of the warrants). This represents an immediate increase in net tangible book value of $ per share of our common stock to our existing stockholders and an immediate dilution of $ per share to the purchasers of common stock in the Registered Direct Offering, as illustrated in the following table.

Offering price per share and accompanying warrant	$
Historical net tangible book value per share as of June 30, 2025	$
Increase in as-adjusted net tangible book value per share attributable to indicated transactions	$
As-adjusted net tangible book value per share after indicated transactions	$
Dilution per share to the purchaser of common stock in indicated transactions	$

The foregoing calculations are based on 36,561,659 shares of common stock outstanding as of June 30, 2025, and exclude:

•
2,421,713 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2025, pursuant to the 2016 Plan and the 2023 Plan, with a weighted average exercise price of $8.25 per share;
•
2,325,986 shares of common stock underlying restricted stock units and performance-based restricted stock units outstanding as of June 30, 2025, pursuant to the 2023 Plan, with a weighted average grant date fair value of $2.80 per share;
•
17,276 shares of common stock issuable upon exercise of preferred share warrants outstanding as of June 30, 2025, with a weighted average exercise price of $267.61;
•
114,285 shares of common stock reserved for issuance under the 2023 Plan and the Surf Air Mobility Inc. Employee Stock Purchase Plan;
•
delivery of up to 900,000 additional shares of common stock to Palantir as consideration for license fees and related professional services pursuant to the License Agreement on an unregistered basis on November12, 2025; and
•
shares of common stock issuable upon exercise of the warrants and the private placement warrants and shares of our common stock issuable upon the conversion of the Notes offered in the Concurrent Offerings.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

THE CONCURRENT OFFERINGS

Concurrently with these offerings, we are offering (i) shares of common stock and accompanying private placement warrants to purchase up to shares of common stock to the Private Placement Investors and (ii) the Notes in the aggregate principal amount of $74.0 million to the Notes Investor, each in an offering exempt from registration under the Securities Act.

We estimate that the net proceeds to us from the Concurrent Offerings will be approximately $ , after deducting our estimated offering expenses. We intend to use the net proceeds from the Concurrent Offerings, together with the proceeds from the Registered Direct Offering, as described under “Use of Proceeds.”

On November 7, 2025, we had consolidated indebtedness of $96.9 million; after giving pro forma effect to the Registered Direct Offering and the Concurrent Offerings, including application of the proceeds as described herein, as if they had occurred on November 7, 2025, we would have had consolidated indebtedness of $119.1 million and our consolidated net debt load would have decreased by 37.3%, from $139.1 million on December 31, 2024, to $87.2 million. This reflects, inter alia, that as of October 24, 2025, the Company has reduced amounts outstanding under the GEM MCS from $38.6 million on December 31, 2024 to $8.3 million.

The completion of each of the Registered Direct Offering and the Concurrent Offerings is contingent on the completion of the others. Neither the completion of the Registered Direct Offering nor the Concurrent Offerings is contingent on the completion of the Palantir Placement and the completion of the Palantir Placement is not contingent on the completion of either the Registered Direct Offering or the Concurrent Offerings. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offerings.

The Concurrent Offering Shares and Private Placement Warrants

The shares and private placement warrants being sold in the Concurrent Offerings are being sold at the same price as the shares and warrants being sold in the Registered Direct Offering. The private placement warrants will have terms substantially identical to the warrants that are offered in the Registered Direct Offering (other than as regards transfer restrictions related to the private placement and that the private placement warrants will be exercisable for cash from the time of issuance). We are required to use commercially reasonable efforts to file a registration statement registering the resale of the shares of common stock issuable upon exercise of the private placement warrants within 100 days following the closing date and to use commercially reasonable efforts to cause the applicable registration statement to become effective within 130 days following the closing date.

The Notes

The Notes will be the senior secured obligations of the Company, guaranteed by certain of the Company’s subsidiaries. The Notes are being sold at 87.8% of their principal amount and we will receive $65 million of proceeds before expenses for the Notes. The Notes will not accrue interest except in the event of an event of default. The Notes will accrue interest at a rate of 15% per annum upon any event of default. The Notes will mature on October 31, 2028, unless earlier converted, redeemed or repurchased. Repayment of any principal amount remaining outstanding at maturity will be required to be made at 105% of such principal amount.

The Notes may be converted at an initial conversion rate of shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $ per share of common stock). The conversion rate is subject to adjustment if certain events occur.

Subject to specified conditions, the Company may force the holder to convert the Notes at any time if the last reported sale price per share of the Company’s common stock equals or exceeds 150% of then current conversion price on each of the 20 consecutive trading days immediately preceding the date on which the Company delivers a forced conversion notice, in amounts (i) not less than the lesser of (x) $10,000,000 and (y) the remaining outstanding principal amount of the Note, but (ii) not greater than 2.5 times the average daily dollar trading volume of the Common Stock on the New York Stock Exchange during the related measurement period.

The Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time upon 20 trading days’ notice in a minimum principal amount of $10 million (or, if less, the remaining principal amount of the Notes), which, solely if the conversion value of the Notes is greater than their principal amount, shall also not be greater than 2.5 times the average daily dollar trading volume of the Common Stock on the New York Stock Exchange during the related measurement period. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon (the “Company Redemption Price”). In order to exercise the Company’s option to redeem, the equity conditions specified in the Notes must be satisfied, including, but not limited to the following: there is no pending, proposed or intended fundamental change (as described below), and no event of default will have occurred.

The holder will have the option to require the Company to partially redeem the Notes on the first and fifteenth day of each month beginning March 1, 2026 in an amount equal to the greater of (a) 5.0% of the aggregate dollar trading volume of the Company’s common stock during this period, (b) an amount equal to (i) $2,000,000, minus (ii) the cumulative sum of the amounts by which the principal amounts partially redeemed have exceeded $2,000,000 for all prior redemption periods, less any amounts that have previously been applied by the Company pursuant to this clause (ii) to reduce partial redemption amounts, if any, and (c) $750,000. The holder may elect to receive shares in an amount determined by applying the conversion rate to the redemption payment otherwise due. Any such partial redemption payment (whether in cash or in shares) shall reduce the principal amount by such paid amount divided by one hundred five percent (105%).

Additionally, a portion of the Notes equal to 5.0% of the aggregate trading volume of the Common Stock multiplied by the volume weighted average price for each day during which the Notes have a conversion value higher than their principal amount during the time between issuance and the effectiveness of a related resale registration statement may be redeemed at the holder’s option for a price equal to the underlying conversion value of the principal amount so redeemed (the “Special Redemption Price”).

Further, on March 1, 2026, the holder will have the right to require us to redeem a principal amount of the Notes equal to up to 50% of the gross proceeds from any equity financings (including from our equity line of credit or any future at-the-market (“ATM”) program) since issuance of the Notes, provided that in no event will such amount exceed (a) $6,000,000 minus (b) the sum of 50% of any Special Redemption Price paid and 50% of the principal amount of the notes converted since issuance, in each case prior to March 1, 2026.

In the event of a fundamental change, as described in the Notes and generally including (i) any person or group becoming the beneficial owner of more than 50% of the voting power represented by the Company’s outstanding common stock, (ii) the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets and (iii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Company’s common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property, the holder of the Notes will have the right to require the Company to repurchase the Note (or a portion thereof) for a cash purchase price equal to the greater of (A) 100% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest thereon and (B) the sum of (I) 110% of the product of (a) the conversion rate then in effect, (b) the principal amount of the Notes being repurchased, (c) the highest daily volume weighted average price per share of common stock occurring during the period commencing five (5) trading days prior to the earlier of (x) the effective date of such fundamental change and (y) the date that such fundamental change is publicly announced and ending on the date immediately preceding the fundamental change repurchase date and (II) the accrued and unpaid interest thereon.

Immediately following the closing of the Notes transaction, we are required to register the resale of the shares of common stock issuable upon conversion of the Notes and use reasonable best efforts to cause the applicable registration statement to become effective within 21 days following the closing date. In the event such registration statement ceases to remain continuously effective, the Company is required to pay (i) on the first business day after such event an amount in cash, as partial liquidated damages, equal to the product of 2.0% multiplied by the aggregate principal amount of the Notes then outstanding, and (ii) additional liquidated damages, which will automatically accrue on the principal amount of the Notes then outstanding, at a rate per annum equal to 24.0%, from, and including, the date of the applicable event, to, but excluding the date that a registration statement is available for the resale of the shares of common stock issuable upon conversion of the Notes and all outstanding liquidated damages have been paid;

provided, however, that liquidated damages with respect to any suspension or termination of a resale registration statement following initial effectiveness shall be payable only through the fifth business day after the liquidated damages begin to accrue.

If certain events of default occur, the holder of the Notes may declare the Notes due and payable for cash in an amount equal to the greater of (A) the sum of (1) any amount paid pursuant to the Letter of Credit (as defined below), (2) 115% of 105% of the then outstanding principal amount of the Notes, after deducting from such principal amount any payment pursuant to the Letter of Credit and (3) accrued and unpaid interest and (B) the sum of (1) 110% of the conversion value of the then outstanding principal amount of the Notes and (2) accrued and unpaid interest (the “Event of Default Acceleration Amount”). In the event the conversion value of the Notes is equal to or less than their principal amount, the Company may instead redeem the Notes in whole or in part or Park Lane, the credit support provider, may purchase the Notes in whole or in part, in either case for a cash price equal to the Company Redemption Price, and the principal amount not redeemed or repurchased shall become due and payable for cash in an amount equal to the Event of Default Acceleration Amount. Upon such acceleration, the holder may draw upon the Letter of Credit (solely to the extent not redeemed or repurchased by the Company or Park Lane) and exercise any and all rights and remedies provided to the holder under the Note or any related security document, including all rights and remedies available under the UCC. If an event of default occurs, default interest will accrue on the principal amount of the Notes then outstanding at a rate per annum equal to 15% from, and including, the date of such event of default to, but excluding, the date such event of default is cured.

The Company’s obligations under the Notes will be guaranteed by substantially all of the Company’s subsidiaries, and will be subject to a security interest on the assets of the Company and the subsidiary guarantors, subject to certain exceptions.

The Company is subject to comprehensive negative and affirmative covenants, including, inter alia, restrictions on its ability to incur indebtedness, create liens, make investments, declare or pay cash dividends or repurchase equity, and transfer or sell material assets, in each case subject to certain enumerated exceptions. The Company must also maintain a minimum liquidity of $10,000,000 in unrestricted cash and cash equivalents in controlled accounts. The Company also must obtain prior written consent from a majority of holders of the Notes before issuing additional notes or securities that would cause a default under the Notes or restrict the Company’s ability to pay the principal amount thereon. In addition, the Company must maintain a required reserve of authorized and unissued common stock calculated pursuant to a specified formula set forth in the Notes, and deliver and maintain the Letter of Credit (as defined below) to backstop the Notes. The Company must also maintain at least $30,000,000 in available capacity under either an equity line of credit or an ATM offering within the meaning of Rule 415(a)(4) of the Securities Act pursuant to which the Company may issue and sell shares of common stock from time to time. Additional affirmative covenants require the Company to maintain its business within existing lines, preserve its corporate existence, properties and intellectual property rights, maintain adequate insurance and ensure affiliate transactions are on arm’s length terms.

Letter of Credit and Reimbursement Agreement Amendment

In connection with the offering of the Notes and the refinancing of existing liabilities of the Company, the Company is required to cause the issuance and delivery of the Letter of Credit. The Notes contain certain representations and warranties, covenants and events of default. Upon the occurrence of certain events of default, the holders of the Notes would have the right to draw upon the letter of credit.

On the closing date for the Registered Direct Offering and the Concurrent Offerings, the Company expects to enter into an amendment to its existing Reimbursement Agreement to add the Letter of Credit to the scope of the Reimbursement Agreement. If the Letter of Credit is drawn upon, the Company will be required to reimburse Park Lane for the drawn amount of the letter of credit and pay interest to Park Lane at 15.00% per annum on such drawn amounts (subject to increase in the event of default). The Company is separately obligated to pay a fee of 1.00% per annum to Park Lane on the outstanding principal amount of the backstop letter of credit. In the event the Company raises capital in certain equity offerings, a portion of the net cash proceeds from such equity offerings is required to be remitted to Park Lane to be held in trust in accordance with the Reimbursement Agreement. The obligations under the Reimbursement Agreement are guaranteed by certain of the Company’s subsidiaries, and subject to a security interest on assets of the Company and the subsidiary guarantors, subject to certain exceptions. The Reimbursement

Agreement contains certain representations and warranties, covenants and events of default. As consideration for Park Lane’s commitment to provide credit support for the Letter of Credit over a three year period, the Company will issue 2,025,000 shares of the Company’s common stock to Park Lane.

PLAN OF DISTRIBUTION

Registered Direct Offering

We have entered into securities purchase agreements in connection with the Registered Direct Offering.

We expect to deliver the shares of common stock and the accompanying warrants being offered pursuant to this prospectus supplement on or about November , 2025, subject to satisfaction of customary closing conditions.

Pursuant to the terms of the applicable securities purchase agreement, until the date on which the Notes no longer remain outstanding, upon any issuance, sale or exchange by the Company or any of its subsidiaries of any securities in a financing or other offering (each, a “Subsequent Placement”), the Notes Investor will have the right to participate in such Subsequent Placement up to an aggregate of 50% of the securities being offered on the same terms, conditions and price provided for in the Subsequent Placement.

We and our directors and officers have agreed, subject to limited exceptions, for a period of 90 calendar days after the effectiveness date of the registration statement registering the resale of the securities offered in the Concurrent Offerings, not to directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register, amend or supplement any outstanding registration statements or, except in limited circumstances, file any shelf registration statements, or any amendments or supplements thereto), or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of any equity security or any equity-linked or related security; provided, that such restrictions shall not apply to issuances under certain equity compensation plans and issuances of common stock pursuant to an equity line of credit approved by the holder.

In addition, so long as the Notes or any warrants remain outstanding, we have agreed not to effect or enter into an agreement directly or indirectly to effect any transaction in which we (i) issue or sell any convertible securities at a conversion, exercise or exchange rate or other price that may vary or reset after initial issuance of such convertible securities or (ii) enter into an agreement whereby we may sell securities at a future determined price, subject to certain exceptions.

The securities purchase agreements contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The form of securities purchase agreement and form of warrant will be included as exhibits to a Current Report on Form 8-K to be filed with the SEC in connection with the offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Palantir Placement

As consideration for license fees and related professional services rendered pursuant to the License Agreement, we expect to issue and deliver shares of common stock to Palantir on or about , 2025.

Our common stock is listed on NYSE under the symbol “SRFM.”

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP, San Francisco, California will pass upon the validity of the securities offered hereby.

EXPERTS

The financial statements of Surf Air Mobility Inc. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act, that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits filed therewith and incorporated by reference therein, contains additional relevant information about us and our securities. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus supplement and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus supplement forms a part are completed or terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025 (the “2024 Form 10-K”);
•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025;
•
Our Current Reports on Form 8-K filed with the SEC on March 28, 2025, April 1, 2025, June 26, 2025, June 27, 2025, August 29, 2025 and October 8, 2025 (excluding Item 7.01 and Item 9.01); and
•
the description of our Common Stock contained in Exhibit 4.1 to the 2024 Form 10-K, and any amendment or report filed with the SEC for purposes of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under 9.01, is not incorporated by reference in this prospectus supplement.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, www.surfair.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is included as an inactive textual reference only. We make our website address available for information purposes only, and its inclusion is intended to be only an inactive textual reference. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

You may obtain copies of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this prospectus supplement), at no cost, by contacting us at:

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

PROSPECTUS

Surf Air Mobility Inc.

$50,000,000

Common Stock
Preferred Stock
Debt Securities

Warrants

__________________________________________

From time to time we may offer and sell the following securities:

•
shares of common stock, par value $0.0001 per share (“common stock”);
•
shares of preferred stock, par value $0.0001 per share (“preferred stock”);
•
debt securities, which may be senior or subordinated; and
•
warrants.

The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $50,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRFM.” The last reported sale price of our common stock on March 20, 2025, as reported by the NYSE, was $3.70 per share.

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You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Please read “Risk Factors” beginning on page 7 of this prospectus for information on certain risks related to the purchase of our securities.

Our Amended and Restated Bylaws and our Amended and Restated Certificate of Incorporation (each as defined below) provide that persons or entities who are not citizens of the United States (“Non-Citizens”), shall not, in the aggregate, own and or control more than 25.0% of our total voting interest. If Non-Citizens own (beneficially or of record) more than 25.0% of the total voting interest of our common stock, only permitted Non-Citizen holders consisting of Kuzari Investor 94647 LLC and our co-founders, Sudhin Shahani and Liam Fayed, and their respective affiliates (collectively, the “Permitted Holders”) will be entitled to vote. The voting rights of the Permitted Holders will be reduced pro rata if their combined ownership percentage exceeds 25.0%. Accordingly, if you are not a citizen of the United States as defined in 49 U.S.C. § 40102(a)(15) and as interpreted by the U.S. Department of Transportation, any shares of common stock that you purchase will be subject to voting restrictions as described above and your voting rights may be subject to automatic suspension. In addition to the voting restrictions described above, our Amended and Restated Bylaws provide that Non-Citizens who are residents of countries that are not party to “open-skies” agreements with the United States (“NOS Non-Citizens”) shall not, in the aggregate, own more than 25.0% of the total number of our outstanding equity securities, and that all Non-Citizens (including any NOS

Non-Citizens) shall not, in the aggregate, own more than 49.0% of the total number of our outstanding equity securities. See “Risk Factors — Risks Related to Our Operating as a Public Company — Our Amended and Restated Bylaws and our Amended and Restated Certificate of Incorporation limit voting rights of certain foreign persons” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is , 2025.

We have not authorized any person to provide you with any information or represent anything other than what is contained in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Surf Air Mobility Inc. and the securities we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in any prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference,” carefully before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Incorporation by Reference.”

Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” or like terms refer to Surf Air Mobility Inc. and its subsidiaries and predecessors.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits filed therewith and incorporated by reference therein, contains additional relevant information about us and our securities. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

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Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025;
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the description of our Common Stock contained in Exhibit 4.1 to the 2024 Form 10-K.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, www.surfair.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is included as an inactive textual reference only. We make our website address available for information purposes only, and its inclusion is intended to be only an inactive textual reference. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate”, “plan”, “project”, “forecast”, “intend”, “will”, “expect”, “anticipate”, “believe”, “seek”, “target”, “designed to” or other similar expressions that predict or indicate future events or trends, although the absence of these words does not mean that a statement is not forward-looking. We caution readers of this prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to our customers of our products and services and the dependence on third-party partnerships in the development of fully-electric and hybrid-electric powertrains, and the potential success of our marketing and expansion strategies. These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

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our future ability to pay contractual obligations and liquidity, which will depend on operating performance, cash flow and ability to secure adequate financing;
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our ability to meet the requirements of our term loan credit facility or other debt obligations;
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our limited operating history and that we have not yet manufactured any fully-electric or hybrid-electric aircraft;
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the powertrain technology we plan to develop does not yet exist and remains subject to approval by regulators;
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our ability to maintain and strengthen our brand and our reputation as a regional airline;
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any accidents or incidents involving aircraft including those involving fully-electric or hybrid-electric aircraft;
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our ability to accurately forecast demand for products and manage product inventory in an effective and efficient manner;
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the dependence on third-party partners and suppliers for the components and collaboration in our development of fully-electric and hybrid-electric powertrains, and any interruptions, disagreements or delays with those partners and suppliers;
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our ability to execute business objectives and growth strategies successfully or sustain our growth;
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risks from the integration of business acquisitions that could adversely affect our business, divert the attention of management, and dilute shareholder value;
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increased costs as a result of operating as a public company, and the requirement that management devote substantial time to comply with our public company responsibilities and corporate governance practices;
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the ability of our customers and potential customers to pay for our services;
•
our ability to obtain additional financing or access the capital markets to fund our ongoing operations on acceptable terms and conditions;

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the outcome of any legal proceedings that might be instituted against us; and
•
our ability to comply with applicable laws, government regulations and rules and standards of the NYSE as well as with changes in applicable laws or regulations, and the impact of the regulatory environment.

In addition, statements that “we believe” and similar statements in this prospectus or incorporated by reference herein reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All forward-looking statements included herein attributable to us or any person acting on any party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

ABOUT SURF AIR MOBILITY INC.

We are a regional air mobility platform that aims to sustainably connect communities. We intend to accelerate the adoption of green flying by developing, together with our commercial partners, fully-electric and hybrid-electric powertrain technology to upgrade existing fleets, and by creating a financing and services infrastructure to enable this transition on an industry-wide level. We believe bringing electrified aircraft to market at scale will substantially reduce the cost and environmental impact of regional flying, and that such reductions are achievable by the end of the decade. Additionally, we believe operating as a publicly traded company and having efficient access to growth capital will allow us to accelerate the implementation of our strategic plan.

We were incorporated in 2021 and became the ultimate parent of both Surf Air Global Limited (“SAGL”) and Southern Airways Corporation (“Southern”) in July of 2023 following our public listing on the NYSE. For 2023, which includes the full year of operations of SAGL and the operations of Southern from the July 27, 2023 acquisition date, our combined network served approximately 176,131 passengers across 41 cities with approximately 31,476 departures. We expect the combination of our legacy networks will provide the basis for our expanded, nationwide regional air mobility platform.

Our predecessor company, SAGL, was formed in 2016 and, prior to our internal reorganization, aimed to expand the category of regional air travel, connecting underutilized regional airports and private terminals to create a “shared private” customer experience and a high frequency “commercial-like” air service, using small turboprop aircraft. SAGL provided both scheduled routes and on-demand charter flights operated by third parties that operate under Part 135 of Title 14 of the U.S. Code of Federal Regulations (“Part 135”). SAGL drove the early stages of development of our current efforts to develop electrified powertrain technology, including the establishment of relationships with key commercial partners who, as a group, we believe can deliver novel hardware and software solutions that can make electrified flight possible for operators across the Part 135 industry, starting with our owned and operated fleet.

Our acquisition of Southern in July 2023 has resulted in a combined regional airline network servicing U.S. cities across the Mid-Atlantic, Gulf South, Midwest, Rocky Mountains, West Coast, New England and Hawaii. Founded in 2013 as a Delaware corporation, Southern is the largest passenger operator of Cessna Grand Caravan EXs (“Cessna Caravans”) in the United States by scheduled departures. Southern has multi-year contracts with the U.S. federal government to operate Essential Air Service routes, which ensures small communities in the United States can maintain a minimum level of scheduled air services.

Corporate Information

We were originally founded in 2011 and incorporated in 2021 in Delaware. Our principal executive offices are located at 12111 S. Crenshaw Blvd., Hawthorne, CA 90250, and our telephone number is (424) 332-5480. Our website address is www.surfair.com. Our common stock is listed on the NYSE under the symbol “SRFM.” Our website address is included as an inactive textual reference only. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Our logo, the “Surf Air” mark, and our other registered and common law trademarks, service marks, and trade names appearing in this prospectus are the property of Surf Air Mobility Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these reduced reporting and other requirements until the last day of the fiscal year following the fifth anniversary of the completion of our listing, or such earlier time that we are no longer an emerging growth company. However, if certain events occur prior to the end of such five-year period, including if we have more than $1.235 billion in annual gross revenue as of the last day of our most recently completed fiscal year or more than $700 million in market value of our common stock held by non-affiliates as of the last business day of our most recently completed second fiscal quarter, or if we issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of such extended transition period. The utilization of these transition periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the transition periods afforded under the JOBS Act.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation. We will continue to be a smaller reporting company as long as either (i) the market value of the shares of our common stock held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of the shares of our common stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter.

Implications of Reduced Disclosures

We have elected to take advantage of certain of the reduced disclosure obligations discussed above in our SEC filings and expect to take advantage of reduced disclosure obligations in future filings with the SEC, while we remain an emerging growth company or smaller reporting company, as applicable. If we do, the information that we provide stockholders may be different than what you might receive from other public reporting companies in which you may have equity interests. See Item 1A “Risk Factors” in our 2024 Form 10-K.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time and funding acquisitions, capital expenditures and working capital. Net proceeds may be temporarily invested prior to use.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. The summary does not purport to be complete, and is subject to and qualified its entirety by reference to our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and our amended and restated bylaws (the “Amended and Restated Bylaws”), copies of which have been filed as exhibits with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and relevant provisions of the Delaware General Corporation Law (“DGCL”).

General

Our authorized capital stock consists of 800,000,000 shares of our common stock and 50,000,000 shares of undesignated preferred stock, $0.0001 par value.

As of March 14, 2025, there were 16,946,981 shares of our common stock outstanding held by 228 stockholders of record. Pursuant to our Amended and Restated Certificate of Incorporation, our board of directors has the authority, without stockholder approval, except as required by the listing standards of the NYSE, to issue additional shares of our Common Stock.

Common Stock

All issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid, and non-assessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action, except as required by the listing standards of the NYSE.

The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Voting Rights

Subject to the limitations on foreign ownership described below, holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of our common Stock that are voted is required to approve any such matter voted on by our stockholders.

Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the net assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then-outstanding.

Other Matters

Our common stock does not have preemptive rights pursuant to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. In addition, our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of our management.

Registration Rights

GEM

Pursuant to the terms of the registration rights agreement, dated as of August 26, 2020, that we entered into with GEM Global Yield LLC SCS (“GEM”) and an affiliated entity, we are required to file a registration statement with respect to securities issued, or that could be issued, and are required to maintain the effectiveness of such registration statement.

The registration rights agreement also provides that, in the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other securityholders, other than (i) on Form S-4, (ii) Form S-8 or (iii) their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with our employee stock option or other employee benefit plans, GEM will be entitled to certain piggyback registration rights allowing it to include its shares in such registration, subject to certain marketing and other limitations. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered by the registrations described above.

In addition, we agreed to file a registration statement with the SEC for the resale by GEM and its affiliates of at least 1,142,857 shares of common stock less certain shares of our common stock sold by GEM and to use our commercially reasonable efforts to maintain the effectiveness of such registration statement until the date on which all of the shares issuable upon the conversion of the mandatory convertible security issued to GEM have been sold.

Other Registration Rights

The following parties are entitled to customary rights with respect to the registration of shares of our common stock:

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Tuscan Holdings Corp II, with respect to the registration of 90,714 shares of our common stock issued to it;
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an advisor that received 2,142 shares of our common stock in satisfaction for fees owed for services in connection with our acquisition of Southern; and
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Partners for Growth V, L.P. (“PFG”) with respect to the registration of 190,476 shares of our common stock to be issued to PFG upon a conversion of a senior unsecured convertible promissory note.

A registration statement intended to satisfy such registration requirements was declared effective on September 29, 2023 and registered an aggregate of 283,332 shares of our common stock.

Palantir is entitled to certain customary rights with respect to the registration of 2,730,166 shares of common stock issued to Palantir in satisfaction of fees owed for services. A registration statement intended to satisfy such registration requirements was declared effective on August 26, and registered an aggregate of 1,523,422 shares of our common stock. We have subsequently agreed to file a registration statement with the SEC for the resale by Palantir of the remaining 1,206,744 shares of common stock. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered by such registration.

LamVen LLC is entitled to certain customary rights with respect to the registration of 3,389,398 shares of common stock issuable upon exercise of a warrant dated November 14, 2024, issued to LamVen LLC. We are required to file a registration statement with the SEC for the resale of such shares within 120 calendar days after the warrant issuance date. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered by such registration.

Certain Foreign Ownership and Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that at no time shall more than 25.0% of our total voting interest be owned or controlled by Non-Citizens. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws implement this legally-required provision by limiting voting rights of Non-Citizens to the Permitted Holders in the event that Non-Citizens own (beneficially or of record) more than 25.0% of the total voting interest. All other Non-Citizens that own (beneficially or of record) or have voting control over any shares of our capital stock will have their voting rights subject to automatic suspension. The voting rights of the Permitted Holders will be reduced pro rata if their combined ownership percentage exceeds 25.0%. Additionally, our Amended and Restated Bylaws limit the amount of outstanding equity interests held by Non-Citizens who are a resident of a country that is not party to an “open-skies” agreement with the United States to 25.0% and all Non-Citizens collectively to 49.0%.

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

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a stockholder who owns 15% or more our outstanding voting stock (otherwise known as an “interested stockholder”);
•
an affiliate of an interested stockholder; or
•
an associate of an interested stockholder for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of our assets with a market value of 10% or more of the aggregate market value of all of our assets or of all of our outstanding stock. However, the above provisions of Section 203 do not apply if:

•
our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;
•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of our Common Stock; or
•
on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Our Amended and Restated Certificate of Incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Authorized But Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum for Certain Lawsuits

Our Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against any of our current or former directors, officers, employees, or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. Our Amended and Restated Certificate of Incorporation also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. In addition, the exclusive forum provision in our Amended and Restated Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Special Meeting of Stockholders

Our Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by a resolution adopted by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken at any annual and special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance of the DGCL and may not be taken by written consent of the stockholders without a meeting.

Classified Board of Directors

Our board of directors is divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of all the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Limitation of Liability of Directors and Officers

Our Amended and Restated Certificate of Incorporation provides that, to the fullest extent provided by Delaware law, no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Transfer Agent

The transfer agent for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our common stock is currently listed on the NYSE under the symbol “SRFM.”

DESCRIPTION OF DEBT SECURITIES

General

Surf Air Mobility Inc. may issue debt securities in one or more series. When used in this “Description of Debt Securities” section, unless we state otherwise or the context clearly indicates otherwise, references to the “Company,” “we,” “us,” and “our” refer to Surf Air Mobility Inc. and not any of its subsidiaries. We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to such subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter. Neither indenture will limit our ability to incur additional senior debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to a “debt security” in this prospectus, we mean either a senior debt security or a subordinated debt security.

We conduct substantially all of our operations through subsidiaries and expect that we will continue to do so. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

The debt indentures and their associated documents, including your debt security, will contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement of which this prospectus is a part. Please read “Where You Can Find More Information; Incorporation by Reference” in this prospectus for information on how to obtain copies of them.

This section and the applicable prospectus supplement will summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and the prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. The prospectus supplement will have a more detailed description of the specific terms of your debt security.

Indentures

The senior debt securities and subordinated debt securities will each be governed by a document called an indenture. Each indenture is a contract between us and the trustee. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

The trustee under each indenture has two main roles:

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first, the trustee can enforce your rights against us if we default, but there are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default”; and

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second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

When we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your debt security, whether it is a series of the senior debt securities or the subordinated debt securities, in a prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in a prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between a prospectus supplement and this prospectus with respect to your debt security, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a “series of debt securities,” we mean a series of debt securities issued under the applicable indenture. When we refer to “your debt security,” we mean the series of debt securities you purchase. When we refer to “your prospectus supplement,” we mean the prospectus supplement describing the specific terms of your debt security. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

Neither indenture will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you. The indentures and the debt securities will not limit our ability to incur other indebtedness or to issue other securities other than as specified in your debt security, as applicable. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

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the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

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any limit on the total principal amount of the debt securities of the same series;
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the stated maturity;
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the currency or currencies for principal and interest, if not U.S. dollars;
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the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;
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whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;
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if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;
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if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;
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if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;
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if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;
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if your debt security is also an original issue discount debt security, the yield to maturity;
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if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);
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the authorized denominations, if other than $2,000 and integral multiples of $1,000;
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the depositary for your debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;
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if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;
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the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and
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any other terms of your debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities will be governed by New York law.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive certificated debt securities registered in the name of and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

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DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or
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we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above or in your prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the indentures. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Securities clearance accounts and cash accounts with Euroclear SA/NV are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear SA/NV acts under the Terms and

Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear participants or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indentures to merge or consolidate with another corporation or other entity. We are also permitted under the indentures to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities and other than as set forth in your prospectus supplement, however, we may not take any of these actions unless all the following conditions, among other things, are met:

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If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.
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Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture will define “senior debt” as any indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

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(i) in the event and during the continuation of any default in the payment of principal of, and any premium and interest on, any senior debt beyond any applicable grace period or (ii) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (i) or (ii), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii); or
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in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

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we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
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we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the applicable indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of, and any premium and interest on, the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

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deliver all outstanding debt securities of that series to the trustee for cancellation; or

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all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), stockholder or stockholder of the Company, as such, will have any liability for any obligations of us under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

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we do not pay the principal of and any premium on any debt security of that series on the due date;
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we do not pay interest on any debt security of that series within 30 days after the due date;
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we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;
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we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;
•
we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or
•
if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than

25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

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the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;
•
the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•
the trustee must not have taken action for 60 days after the above steps have been taken; and
•
during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

There are four types of changes we can make to either indenture and the debt securities or series of debt securities issued under that indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable indenture, including, among others:

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changing the stated maturity for any principal or interest payment on such debt security;
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reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for such debt security;
•
permitting redemption of such debt security if not previously permitted;
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impairing any right such holder may have to require purchase of its debt security;
•
if such debt security constitutes a convertible debt security, impairing any right that a holder may have to convert such debt security;
•
changing the currency of any payment on such debt security;
•
changing the place of payment on such debt security;
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impairing such holder’s right to sue for payment of any amount due on its debt security;
•
reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and
•
changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to conform the text of the applicable indenture or any debt securities to any provision of the “Description of Debt Securities” in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

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If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or
•
If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (i) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (ii) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

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only in fully registered form;
•
without interest coupons; and
•
unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities provide for such exchange.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities, shares of common stock or shares of preferred stock. Warrants may be issued independently or together with our debt securities, common stock or preferred stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between the Company and a banking institution organized under the laws of the United States or a state thereof as warrant agent. A form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or a Current Report on Form 8-K.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, common stock or preferred stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities, common stock or preferred stock and is not entitled to any payments on any debt securities, common stock or preferred stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities, common stock or preferred stock will describe the terms of those warrants, including:

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the title and the aggregate number of warrants;
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the debt securities, common stock or preferred stock for which each warrant is exercisable;
•
the date or dates on which the right to exercise such warrants commence and expire;
•
the price or prices at which such warrants are exercisable;
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the currency or currencies in which such warrants are exercisable;
•
the periods during which and places at which such warrants are exercisable;
•
the terms of any mandatory or optional call provisions;
•
the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
•
the identity of the warrant agent; and
•
the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by paying the warrant agent the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay the warrant agent and deliver the properly completed and executed warrant certificate to the warrant agent at the specified office, the warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant , you will be issued a new warrant for the remaining amount of warrants.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any accompanying prospectus supplement through one or more underwriters acting alone or underwriting syndicates led by one or more managing underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price and any public offering price of the securities and the estimated proceeds to us from the sale, any underwriting discounts, commissions or concessions, and other items constituting compensation to underwriters, dealers, or agents.

We will fix a price or prices of our securities at:

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market prices prevailing at the time of any sale under the registration statement of which this prospectus forms a part;
•
prices related to market prices; or
•
negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. In connection with the sale of securities, we may compensate the underwriters in the form of underwriting discounts and commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of the securities, the securities will be sold to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of securities, and set forth any commissions or discounts we grant to the dealer.

We may sell the securities through agents designated by us from time to time, who may be deemed to be an underwriter, as that term is defined in the Securities Act. If agents are used in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Such offerings may be made into an existing trading market for such securities in transactions at other than a fixed price, either on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale and/or to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation or trading services. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents. During the term of any such distribution agreement, shares may be sold on a daily basis in exchange transactions or otherwise as may be agreed with the underwriters or agents. The distribution agreement may provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. Any named underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares and any such activities will be described in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

If indicated in the applicable prospectus supplement, underwriters, dealers and agents may be authorized to solicit offers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to securities purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.

We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Certain of the underwriters, dealers and agents and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business for which they may receive compensation.

If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as agents. Any remarketing firm will be identified and the terms of its agreement, if any, will be described in the applicable prospectus supplement. We may be obligated to indemnify the remarketing firm against certain liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements of Surf Air Mobility Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Shares of Common Stock

Warrants to Purchase up to Shares of Common Stock

Shares of Common Stock as
Consideration for Services

Prospectus Supplement

November , 2025